UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

              October 20, 2009
Date of report (Date of earliest event reported)

          Universal Insurance Holdings, Inc.

     (Exact name of registrant as specified in its charter)

Delaware	000-20848	65-0231984
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation or organization)		Identification No.)

1110 W. Commercial Blvd. Suite 100, Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01          Other Events.

On October 20, 2009, Universal Insurance Holdings, Inc. (the “Company”) announced that its subsidiary, Universal Property and Casualty Insurance Company (“UPCIC”), has received approval for a premium rate increase for its homeowner’s program within the State of Florida. The premium rate increase, which will average approximately 14.6 percent statewide, was approved by the Florida Office of Insurance Regulation (‘OIR”). The effective dates for the premium rate increase are October 22, 2009 for new business and December 11, 2009 for renewal business.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 20, 2009	Universal Insurance Holdings, Inc.

/s/ James M. Lynch

James M. Lynch
Executive Vice President